LANDAUER

April 14, 2015

Kara Venegas

[ADDRESS]

[ADDRESS]

Dear Kara:

I am privileged extend an offer of promotion and continued employment with Landauer, Inc. as the Vice President Corporate Controller and Chief Accounting Officer reporting to Daniel Fujii, VP, CFO and Secretary effective April 15, 2015. The following is a summary of the terms and conditions of this offer:

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Annual Cash Compensation.  Your annual base salary equivalent will be $200,000, effective as of April 15, 2015.  You will have the opportunity to earn annual bonuses under the Company’s Incentive Compensation Plan for Executive Officers, with a target incentive bonus opportunity of not less than 30% of base salary.  Your Fiscal 2015 Bonus will be prorated for the portion of the year at your prior salary and target bonus percentage (54%) and the remainder of the year at the new salary and target bonus percentage (46%).

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Long-Term Incentive Opportunity.  Your annual long-term incentive opportunity will be not less than $40,000, over a three-year performance period, based on the attainment of performance goals and or continued service, as determined by the Company’s Board of Directors. Your FY 2015 grant will be for $40,000 with a vesting date of April 15, 2018.

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Benefits.  You will be continue to be eligible to participate in the Company’s employee benefit programs, as offered to new employees currently and subject to any future modifications, including the 401(k) program with a 50% match on the first six percent of your contributions and an annual discretionary profit sharing component targeted at two percent of eligible compensation when the company achieves its financial goals.

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Non-Qualified Executive Excess Plan.  You will participate in the Non-Qualified Excess Plan with a corporate contribution of 7.5% of salary annually.  Contributions will be made upon Board of Directors approval after the end of the fiscal year for active employee participants.

•	Executive Severance and Change of Control Plans. You will be a named participant in the Executive Severance and the Executive Special Severance (Change of Control) Plans at a Benefit Level of Tier 3.

Landauer, Inc.   2 Science Road   Glenwood, Illinois 60425-1586   Telephone: (708) 755-7000   Facsimile: (708) 755-7011

Kara Venegas

April 14, 2015

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Your signature below indicates your acceptance of this position with Landauer.  The executed document may be returned to Kathy Bober, Director of Human Resources via PDF file (email), personal delivery or faxed to at [PHONE NUMBER].

Sincerely,

/s/ Michael Leatherman

Michael Leatherman

President and CEO

Accepted:	/s/ Kara Venegas	Date:	April 15, 2015
Kara Venegas

Landauer, Inc.   2 Science Road   Glenwood, Illinois 60425-1586   Telephone: (708) 755-7000   Facsimile: (708) 755-7011